Exhibit 99.1

CONTACT: David Foy (203) 453-1681

WHITE MOUNTAINS ANNOUNCES THE PRICING OF ONEBEACON’S INITIAL PUBLIC OFFERING

HAMILTON, Bermuda (November 8, 2006) — White Mountains Insurance Group, Ltd. today announced that its wholly owned subsidiary, OneBeacon Insurance Group, Ltd., has priced the initial public offering of 24,000,000 of its Class A common shares, at a price of $25 per share.  The shares will be listed on the New York Stock Exchange and will trade under the symbol “OB” beginning November 9.  The 24,000,000 shares are being sold by a subsidiary of White Mountains, which will receive all of the expected proceeds of the offering. The underwriters have the option to purchase up to an additional 3,600,000 shares from the selling shareholder at the initial public offering price less the underwriting discount.  Following the completion of the offering, White Mountains will remain OneBeacon’s majority owner.  Based on OneBeacon’s September 30, 2006 pro forma book value of $1.68 billion, White Mountains expects the transaction to increase White Mountains’ fully converted tangible book value per share by $16 per share during the fourth quarter, or $19 per share if the underwriters exercise their over-allotment option in full.

Lehman Brothers Inc. acted as the sole book-running manager of the offering and Banc of America Securities LLC acted as joint lead manager.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

A copy of OneBeacon’s final prospectus related to this offering may be obtained by contacting:  Lehman Brothers Inc. c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, New York 11717.  Email: monica_castillo@adp.com. Fax:  (631) 254-7268

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                        growth in book value per share or return on equity;

•                        business strategy;

•                        financial and operating targets or plans;

•                        incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                        projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                        expansion and growth of our business and operations; and

•                        future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances.  However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                        the risks associated with Item 1A of White Mountains’ 2005 Annual Report on Form 10-K and second quarter 2006 Form 10Q;

•                        claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                        the continued availability of capital and financing;

•                        general economic, market or business conditions;

•                        business opportunities (or lack thereof) that may be presented to it and pursued;

•                        competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                        changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                        an economic downturn or other economic conditions adversely affecting its financial position;

•                        recorded loss reserves subsequently proving to have been inadequate;

•                        other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.